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                                                                     Exhibit 5.1

                     [Letterhead of Wyatt, Tarrant & Combs]

                                November 30, 1999

Board of Directors
High Speed Access Corp.
4100 East Mississippi Avenue
Denver, Colorado 80246

         Re: 4,032,099 Shares of the Common Stock, $.01 Par Value Per Share of High Speed Access Corp., a Delaware Corporation (the "Company")

Gentlemen:

         We have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (as amended) (the "Act"), to register not more than 4,032,099 shares of the Company's Common Stock, $.01 par value per share, ("Common Stock"), 467,099 of such shares to be issued by the Company pursuant to the High Speed Access Corp. 1998 Stock Option Plan; 3,100,000 of such shares to be issued by the Company pursuant to the High Speed Access Corp. 1999 Stock Option Plan; and 465,000 of such shares to be issued by the Company pursuant to the High Speed Access Corp. 1999 Non-Employee Directors Stock Option Plan (collectively, the "Plans").

         For purposes of rendering the opinion expressed herein, we have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion. We have relied upon certificates of public officials and representations of officials of the Company, and have assumed that all documents examined by us as originals are authentic, that all documents submitted to us as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

         We have assumed for purposes of this opinion that, to the extent options are granted under the Plans, the shares of Common Stock will be validly authorized on the respective dates of exercise of any options under the Plans, and that on the dates of exercise the options will have been duly executed and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plans will be duly authorized and, when issued and sold by the Company in accordance with the Registration Statement, the prospectus delivered to participants in the respective Plans pursuant to the requirements of the Act, the pertinent provisions of any applicable state securities laws, and the applicable Plans, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the United States and the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other state or jurisdiction. Although we are not licensed to practice law in the State of Delaware, we believe we are sufficiently familiar with the General Corporation Law of the State of Delaware to render the opinions expressed herein.


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Board of Directors
High Speed Access Corp.
November 30, 1999

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         Our opinion is directed to the Board of Directors of the Company and may not be relied upon by an persons other than said directors, recipients of the prospectus and participants in the respective Plans. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

         We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Yours very truly,

                                        /s/ WYATT, TARRANT & COMBS